Exhibit 10.5
Execution Version
Pledge Agreement
This Pledge Agreement, dated as of July 10, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”), is between AZZ SPE LLC, a Delaware limited liability company (the “Pledgor”), and Wells Fargo Bank, National Association, as administrative agent under the Credit and Security Agreement defined below (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of the Administrative Agent and the other Secured Parties under the Credit and Security Agreement.
Recitals
Concurrently herewith, AZZ SPE-1 LLC, a Delaware limited liability company (the “Borrower”), Arbor-Crowley, LLC, a Delaware limited liability company, as the Master Servicer (in such capacity, the “Master Servicer”), the Lenders from time to time party thereto, and the Administrative Agent are entering into that certain Credit and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), pursuant to which, among other things, the Lenders may from time to time make Incremental Advances to the Borrower. Capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit and Security Agreement.
The Pledgor is the owner of 100% of the Capital Stock of the Borrower, and, in order to induce the Lenders to enter into the Credit and Security Agreement, and as a condition precedent to the Lenders’ obligations thereunder, and because the Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit and Security Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to grant to the Administrative Agent, for benefit of the Secured Parties, a continuing security interest in and to the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:
    Section 1.    Pledge. To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the Secured Obligations, the Pledgor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in, and it hereby pledges and assigns to the Administrative Agent for the benefit of the Secured Parties all of its right, title and interest in, to and under (including but not limited to the right to enforce), the Pledged Collateral.
“Pledged Collateral” means the Pledged Membership Interests and any and all Proceeds thereof.
“Pledged Membership Interests” means all of the Pledgor’s right, title, and interest, whether now existing or hereafter acquired, in and to any membership interests in the Borrower,
Intermediate SPE Pledge Agreement - AZZ (2025)

all certificates, if any, from time to time representing any of the Pledgor’s right, title and interest in such membership interests, any contracts and instruments pursuant to which any such membership interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests, and all of the Pledgor’s right, title and interest in all additional membership interests in the Borrower from time to time acquired by the Pledgor in any manner, including all certificates, if any, from time to time representing any such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests.
“Proceeds” means all “proceeds” (as defined in the UCC), and also means and includes all proceeds of, and all other profits, products, rents, dividends, distributions or receipts, in whatever form, arising from the collection, sale, lease, license, exchange, assignment or other disposition of or other distribution on account of, realization upon, payment for the use of or rights arising out of Pledged Collateral.
“Secured Obligations” means all Borrower Obligations.
    Section 2.    Delivery of Pledged Collateral. If any of the Pledged Collateral is at any time represented or evidenced by certificates or instruments, the Pledgor shall promptly deliver all such certificates or instruments representing or evidencing such Pledged Collateral from time to time to the Administrative Agent (or its designated custodian) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. If at any time that any of the Pledged Collateral is represented or evidenced by certificates or instruments the Administrative Agent notifies the Pledgor that it requires additional stock powers or such other instruments of transfer endorsed in blank, the Pledgor shall promptly execute in blank and deliver the requested stock power or transfer instrument to the Administrative Agent.
    Section 3.    Representations and Warranties. The Pledgor represents and warrants that:
    (a)    The Pledged Membership Interests constitute all of the membership interests of the Borrower.
    (b)    The Pledged Membership Interests have been duly authorized and validly issued and are not subject to any capital call or other additional capital requirement and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third-parties or any contractual or other restrictions upon transfer other than as permitted under the Credit and Security Agreement.
    (c)    The Pledged Membership Interests are not governed by Article 8 of the UCC as in effect in the jurisdiction of the issuer of such Pledged Membership Interests.
    (d)    The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Liens other than Permitted Liens.

    (e)    The Pledgor has not performed any acts which might prevent the Administrative Agent from enforcing any of the terms of this Pledge Agreement or which would limit the Administrative Agent in any such enforcement.
    (f)    Other than financing statements or other similar or equivalent documents or instruments with respect to the Liens created hereunder and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Pledged Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Pledged Collateral.
    (g)    The Pledged Membership Interests are not evidenced by certificates or other instruments. Upon the filing of a financing statement naming the Pledgor as “debtor” and the Administrative Agent as “secured party” and describing the Pledged Collateral as the “collateral”, the Administrative Agent will have a valid, perfected security interest in all right, title and interest of the Pledgor in the Pledged Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens.
    (h)    The Pledgor is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. The Pledgor is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary.
    (i)    The execution, delivery and performance by the Pledgor of this Pledge Agreement and the other Transaction Documents to which it is a party, the performance of its obligations under this Pledge Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Pledge Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary limited liability company action on the part of the Pledgor and do not and will not (i) require any consent or approval of its manager(s) or member(s), or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the Security Interest granted pursuant to this Pledge Agreement, (ii) violate any provision of (A) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to the Pledgor or (B) the Organizational Documents of the Pledgor, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Pledgor is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by the Pledgor.
    (j)    This Pledge Agreement and each of the other Transaction Documents to which the Pledgor is a party have been duly authorized, executed and delivered by the Pledgor, and constitute the legal, valid and binding obligations of the Pledgor, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
    Section 4.    Further Assurances. The Pledgor will, from time to time at its expense and in such manner and form as the Administrative Agent may reasonably require, execute, deliver, file and record any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or advisable, or that the Administrative Agent may reasonably request, in order to create, preserve, perfect, confirm or validate first-priority Liens in the Pledged Collateral or to enable the Administrative Agent and the other Secured Parties to obtain the full benefit of this Pledge Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable Law with respect to any of the Pledged Collateral. To the extent permitted by applicable Law, the Pledgor hereby authorizes (but does not obligate) the Administrative Agent to file, in the name of the Pledgor or otherwise and without the signature or other separate authorization or authentication of the Pledgor appearing thereon, such UCC financing statements or continuation statements as the Administrative Agent may reasonably deem necessary or appropriate to further perfect or maintain the perfection of the Lien on the Pledged Collateral. The Pledgor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other assignment documents concerning the Pledged Collateral. Notwithstanding the foregoing, in no event shall the Administrative Agent have any duty or obligation (i) for the perfection, priority, continuation of perfection, enforceability, sufficiency or validity of any security interest in or related to the Pledged Collateral or to prepare or file any UCC financing statement, continuation statement or amendment thereto or (ii) for the recording of any document or instrument relating to this Pledge Agreement or the Pledged Collateral in any public office.
    Section 5.    Voting Rights; Dividends; Etc.
    (a)    So long as no Amortization Event shall have occurred and be continuing, (i) the Pledgor shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Pledged Collateral or any part thereof, for any purpose not inconsistent with the terms of this Pledge Agreement or the other Transaction Documents; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action would violate or be inconsistent with any of the terms of this Pledge Agreement, any other Transaction Document, or would impair the position or interests of the Administrative Agent or any other Secured Party hereunder or thereunder.
    (ii)    The Pledgor shall be entitled to receive and retain, free and clear of all liens hereunder, any and all dividends permitted under the Credit and Security Agreement paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be Pledged Collateral and shall be forthwith delivered to the Administrative Agent or its designee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Parties and be forthwith delivered to the Administrative Agent or its designee as Pledged Collateral in the same form as so received (with any necessary endorsement).
    (b)    Upon the occurrence and during the continuance of an Amortization Event and upon notice by Administrative Agent to exercise such rights to the Pledgor:
    (i)    Administrative Agent may exercise all voting, management, administration and other consensual rights of Pledgor and Administrative Agent shall receive all dividends, distributions and other payments with respect to the Pledged Collateral.
    (ii)    All dividends, distributions and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5(b) shall be received in trust for the benefit of the Secured Parties, and shall be forthwith paid over to the Administrative Agent or its designee as Pledged Collateral in the same form as so received (with any necessary indorsement).
    (iii)    Neither the rights granted to the Administrative Agent under this Section 5, nor the exercise of those rights, shall require the Administrative Agent to assume or perform any duties of a general partner, limited partner, shareholder, manager or member or assume any liability of a general partner, limited partner, shareholder, manager or member in respect of the Pledged Collateral.
    Section 6.    Transfers and Other Liens.
    (a)    The Pledgor agrees that it will not, except as expressly permitted in the Transaction Documents, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement and the Permitted Liens.
    (b)    The Pledgor agrees that it will pledge hereunder, promptly upon the Pledgor’s acquisition (directly or indirectly) thereof, any and all additional membership interests in the Borrower.
    Section 7.    Administrative Agent Appointed Attorney-in Fact. The Pledgor hereby irrevocably appoints the Administrative Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of the Pledgor, the Administrative Agent, the other Secured Parties or otherwise, for the sole use and benefit of the Administrative Agent and the other Secured Parties, but at the Pledgor’s expense, to the extent permitted by Law, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (but in each case in accordance with the terms of this Pledge Agreement), to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full and until there is no commitment by any Secured Party to make further advances, incur obligations or otherwise give value.
    Section 8.    Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor.
    Section 9.    Standard of Care. The Administrative Agent’s and the other Secured Parties’ duty with respect to the custody, safekeeping and physical preservation of the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto shall be solely to deal with it in the same manner as the Administrative Agent and/or Secured Parties deal with similar property for its own account. The Pledgor agrees that the Administrative Agent shall at no time be required to, nor shall the Administrative Agent be liable to the Pledgor for any failure to, account separately to the Pledgor for amounts received or applied by the Administrative Agent from time to time in respect of the Pledged Collateral pursuant to the terms of this Pledge Agreement. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Pledged Collateral or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith.
    Section 10.    Remedies upon Amortization Event. If any Amortization Event shall have occurred and be continuing:
    (a)    The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), the Uniform Commercial Code of any applicable jurisdiction, or similar law under any applicable jurisdiction, and the Administrative Agent may also, upon notice specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale may be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
    (b)    Any cash held by the Administrative Agent or its designee as Pledged Collateral and all cash proceeds received by the Administrative Agent or its designee in respect of any sale of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Administrative Agent against the Secured Obligations in accordance with the priorities set forth in Section 2.2(b) of the Credit and Security Agreement. Any surplus of such cash proceeds held by the Administrative Agent or its designee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
    (c)    (i) In view of the position of the Pledgor in relation to Pledged Collateral constituting securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Securities Act of 1933 and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of any securities permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of such Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral constituting securities under applicable blue sky laws or other state securities laws or similar laws analogous in purpose or effect. Under applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may be held to have certain general duties and obligations to the Pledgor to make some effort toward obtaining a fair price even though the obligations of the Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. The parties hereto acknowledge and agree that the Administrative Agent shall not have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Collateral constituting securities at any inadequate price even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser.
    (ii)    Accordingly, the Pledgor expressly agrees that the Administrative Agent is authorized, in connection with any sale of Pledged Collateral constituting securities, if it deems it advisable so to do, (A) to restrict the prospective bidders on or purchasers of any of such Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, (B) to cause to be placed on certificates for any or all of such Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Securities Act of 1933 and (C) to impose such other limitations or conditions in connection with any such sale as the Administrative Agent deems necessary or advisable in order to comply with said Securities Act of 1933 or any other Law.

The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable Laws. The Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Pledgor and the Administrative Agent that the provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells the Pledged Collateral constituting securities. The Administrative Agent shall have no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.
    Section 11.    Security Interest Absolute. All rights of the Administrative Agent, all pledges and security interests hereunder and all obligations of the Pledgor hereunder are unconditional and absolute and independent and separate from any other pledge or security for or guaranty of the Secured Obligations, whether executed by the Pledgor or any other Person. Without limiting the generality of the foregoing, the obligations of the Pledgor hereunder shall not be released, discharged or otherwise affected or impaired by:
    (a)    any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any Secured Obligation under the Credit and Security Agreement, any other Transaction Document or any other agreement or instrument evidencing or securing any Secured Obligation, by operation of law or otherwise;
    (b)    any change in the manner, place, time or terms of payment of any Secured Obligation or any other amendment, supplement or modification to the Credit and Security Agreement, any other Transaction Document or any other agreement or instrument evidencing or securing any Secured Obligation;
    (c)    any release, non-perfection or invalidity of any other security for any Secured Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any security for any Secured Obligation or any release of any other obligor in respect of any Secured Obligation;
    (d)    any change in the existence, structure or ownership of the Pledgor, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting the Pledgor or its assets or any resulting disallowance, release or discharge of all or any portion of any Secured Obligation;
    (e)    the existence of any claim, set-off or other right which the Pledgor may have at any time against the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

    (f)    any invalidity or unenforceability for any reason of the Credit and Security Agreement, any other Transaction Document or any other agreement or instrument evidencing or securing any Secured Obligation, or any provision of applicable Law or regulation purporting to prohibit the payment by the Pledgor of any Secured Obligation;
    (g)    any failure by the Administrative Agent or any other Secured Party: (i) to file or enforce a claim against the Pledgor or its estate (in a bankruptcy or other proceeding); (ii) to give notice of the existence, creation or incurrence by the Pledgor of any new or additional indebtedness or obligation under or with respect to the Secured Obligations; (iii) to commence any action against the Pledgor; (iv) to disclose to the Pledgor any facts which the Administrative Agent or such other Secured Party may now or hereafter know with regard to the Pledgor; or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations;
    (h)    any direction as to application of payment by the Pledgor or any other Person;
    (i)    any subordination by any Secured Party of the payment of any Secured Obligation to the payment of any other liability (whether matured or unmatured) of the Pledgor to its creditors;
    (j)    any act or failure to act by the Administrative Agent or any other Secured Party under this Pledge Agreement or otherwise which may deprive the Pledgor of any right to recover full indemnity for any payments made by the Pledgor in respect of the Secured Obligations; or
    (k)    any other act or omission to act or delay of any kind by the Pledgor, the Administrative Agent or any other Secured Party or any other Person or any other circumstance whatsoever (other than payment and performance in full of the Secured Obligations) which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder.
    Section 12.    Amendments and Waivers. Any provision of this Pledge Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Administrative Agent, at all times prior to the time on which all Secured Obligations have been paid in full and all Commitments with respect thereto have been terminated.
    Section 13.    Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be given in accordance with Section 12.2 of the Credit and Security Agreement.
    Section 14.    No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Administrative Agent or any other Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Pledge Agreement or any other Transaction Document or any other document or agreement contemplated hereby or thereby and no course of dealing between the Administrative Agent or any other Secured Party and the Pledgor shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the other Transaction Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Pledge Agreement shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Pledgor.
    Section 15.    Successors and Assigns. This Pledge Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns. In the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. The Pledgor will not assign or delegate any of its rights and duties hereunder without the prior written consent of the Administrative Agent and all of the Lenders.
    Section 16.    Governing Law; Submission to Jurisdiction. This Pledge Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflict of laws provisions thereof). THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY DOCUMENT EXECUTED BY THE PLEDGOR PURSUANT TO THIS PLEDGE AGREEMENT, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AGREEMENT OR ANY DOCUMENT EXECUTED BY THE PLEDGOR PURSUANT TO THIS PLEDGE AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
    Section 17.    Waiver of Jury Trial. Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Pledge Agreement, any document executed by the Pledgor pursuant to this Pledge Agreement or the relationship established hereunder or thereunder.

    Section 18.    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
    Section 19.    Counterparts; Effectiveness. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Pledge Agreement. Delivery of an executed counterpart of a signature page of this Pledge Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Pledge Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Pledge Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. This Pledge Agreement shall become effective with respect to the Pledgor when the Administrative Agent shall receive counterparts hereof executed by itself and the Pledgor.
    Section 20.    Termination. Upon the full, final and irrevocable payment and performance of all Secured Obligations and the termination of all Commitments under the Credit and Security Agreement, the Liens created hereunder shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon the termination of such Liens, the Administrative Agent will, upon request by and at the expense of the Pledgor, execute and deliver to the Pledgor such documents as it shall reasonably request to evidence the termination of the Liens created hereunder. Any such documents shall be without recourse to or warranty by the Administrative Agent or the other Secured Parties.
    Section 21.    Entire Agreement. Each Party hereto agrees that this Pledge Agreement and the other Transaction Documents to which it is a party, represent the final agreement and understanding among the Parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.
    Section 22.    Nonconsolidation. The Pledgor will not take any action inconsistent with, and shall comply with, the terms of Section 5.1(l) of the Credit and Security Agreement, Section 6.1(g) of the Contribution Agreement, the Pledgor’s Organizational Documents and the Borrower’s Organizational Documents.
    Section 23.    The Administrative Agent. Without limiting any of the rights afforded to the Administrative Agent under this Pledge Agreement, the parties hereto hereby agree that the

Administrative Agent shall be entitled to the same rights, protections, immunities and indemnities under this Pledge Agreement as are set forth in the Credit and Security Agreement, as if the provisions setting forth those rights, protections, immunities and indemnities were fully set forth herein.
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signature pages follow]

In Witness Whereof, the Pledgor and the Administrative Agent have duly executed this Pledge Agreement as of the date first above written.

    Wells Fargo Bank, National Association, as Administrative Agent
By:     /s/ Brian Gallagher
Name: Brian Gallagher
Title: Executive Director

[Signature Page to Pledge Agreement]

    AZZ SPE LLC, as Pledgor
    By:     /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary

[Signature Page to Pledge Agreement]